Exhibit 99.1

InfoSpace Announces Tightened Strategic Focus

Exploring Strategic Alternatives for Payment Solutions Business

BELLEVUE, Wash. (October 20, 2003) – InfoSpace, Inc. (NASDAQ: INSP) today announced that it is tightening its strategic focus to two businesses: InfoSpace Search & Directory and InfoSpace Mobile. As part of this sharpened focus, InfoSpace is exploring strategic options for its Payment Solutions division.

“This action indicates the strong potential we see in both the wireless and online search and directory industries,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “While we believe that Payment Solutions is a growing, profitable business, we feel it is in the best interest of our shareholders, customers and employees to focus on fewer opportunities.”

InfoSpace Payment Solutions enables merchants to authorize, settle and manage electronic transactions via its IP-based payment gateway, Authorize.Net. Authorize.Net connects small and medium-sized businesses to large credit card processors and banking organizations, thereby enabling those businesses to accept electronic payments. Authorize.Net’s payment services are sold through an extensive network of reseller partners and leading financial institutions, such as Wells Fargo.

“The Payment Solutions team has built a great business with strong revenue growth and margins,” said Voelker. “The business will be better served by a strategic partner that can provide it with increased focus and a broader platform for growth.”

As reflected in the Company’s Form 10-Q for the second quarter of 2003, Payment Solutions generated $6.6 million in revenue for the three months ended June 30, an increase of $1.5 million or 27.9% from the second quarter of 2002. During the same period, Payment Solutions segment income totaled $1.3 million, or 19.5% of revenues (see the Company’s Form 10-Q for a reconciliation of segment income to the consolidated financial statements). At the end of the second quarter, 83,000 active gateway merchants were using the Authorize.Net service.

The company has engaged Thomas Weisel Partners to assist in the process.

More information on Authorize.Net can be found at http://www.authorize.net.

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About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ:INSP) is a diversified technology and services company that develops Internet and wireless solutions for a wide range of customers. InfoSpace Search & Directory provides Web search and online directory products that help users find the information they need while creating opportunities for merchants. InfoSpace Payment Solutions enables merchants to authorize, settle and manage electronic transactions via its IP-based payment gateway, Authorize.Net. InfoSpace Mobile develops infrastructure, tools and applications that enable carriers and content providers to efficiently develop and deliver mobile data services across multiple devices.

More information can be found at http://www.infospaceinc.com.

CONTACT:

Nancy Bacchieri

V.P. – Communications

(425) 201-8722

nancy.bacchieri@infospace.com

This release contains forward-looking statements regarding InfoSpace, Inc.’s products and services and future operating results and its exploration of strategic options for its Payment Solutions division. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include InfoSpace’s ability to efficiently evaluate the strategic options for its Payment Solutions business and to develop and implement an effective strategic plan for that division. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Quarterly Report on Form 10-Q, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward- looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.